UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

INSIGHT ENTERPRISES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 902-1001

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Insight Enterprises, Inc. 2010 Annual Meeting of Stockholders was held on May 19, 2010. At the 2010 Annual Meeting of Stockholders, the following proposals were considered:

(1)	The election of three Class I directors to serve until the 2013 annual meeting of stockholders or until their respective successors have been duly elected and qualified; and

(2)	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

The proposals were approved by the following votes:

				Broker
	For	Against/Withheld	Abstentions	Non-Vote
Proposal 1
Election of Bennett Dorrance	34,834,968	5,833,667	—	3,132,175
Election of Michael M. Fisher	40,350,900	317,735	—	3,132,175
Election of Robert F. Woods	38,376,477	2,292,158	—	3,132,175

Proposal 2
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010	42,303,919	1,490,671	6,220	—

In addition, Class II Directors (Kenneth T. Lamneck, Larry A. Gunning and Robertson C. Jones) and Class III Directors (Timothy A. Crown, Anthony A. Ibargüen and Kathleen S. Pushor) continued their respective terms of office following the 2010 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: May 20, 2010

By: /s/ Steven R, Andrews
Steven R. Andrews
Chief Administrative Officer,
General Counsel and Secretary